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                                                                    EXHIBIT 23.1



The Board of Directors


Euronet Services Inc.:



     We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Statements" and "Experts" in the prospectus.



KPMG Polska Sp. z o.o.



Warsaw, Poland


February 5, 1997


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